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                                                                   Exhibit 10.21

                           Outboard Marine Corporation
                               100 Sea Horse Drive
                            Waukegan, Illinois 60085




                                                              October 6, 1997



Mr. Andrew Hines
20 Saddle River Road
Far Hills, New Jersey  07931


                  Re:      Grant of Nonqualified Options


Dear Mr. Hines:

                  Reference is made hereby to that certain Employment Agreement between you and Outboard Marine Corporation (the "Company"), of even date herewith (the "Employment Agreement"), which, among other things, provides for the grant to you of two nonqualified options to purchase shares of common stock, par value $.01 per share, of the Company (the "Shares") on the terms and subject to the conditions set forth in the Employment Agreement and in this letter agreement (the "Option Agreement"). For purposes of Section 280G of the Internal Revenue Code of 1986, as amended, this Option Agreement is subject to ratification by the affirmative vote of stockholders of the Company representing a majority of the Shares outstanding. A copy of the Employment Agreement is annexed hereto as Exhibit A and shall be deemed a part hereof as if fully set forth herein. Unless the context otherwise requires, all terms defined in the Employment Agreement shall have the same meanings when used herein.

                  1.       Option.

                           (a)      The Company hereby grants to you, as a
matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option (the "Option") to purchase, in accordance with the terms and subject to the conditions set forth in the Employment Agreement and in this Option Agreement, an aggregate of 180,000 Shares at a cash price of $18.00 per


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Share, such option price being, in the judgment of the Board of Directors, not less than one hundred percent (100%) of the fair market value of such Share at the date hereof. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                           (b)      During a period commencing on the first
anniversary of the date of this Option Agreement and terminating at the close of business on the tenth anniversary hereof of the date of this Option Agreement of the date of this Option Agreement (the "Expiration Date", this Option may be exercised by you from time to time in whole or in part to the extent set forth below:

                                    i)      this Option may not be exercised by
         you prior to the first anniversary of the date of this Option Agreement;

                                    ii)     up to thirty-three and a third
         percent (33 1/3%) of the total number of Shares subject to this Option may be purchased by you beginning on the first anniversary of the date of this Option Agreement;

                                    iii)    up to an additional thirty-three
         and a third percent (33 1/3%) of the total number of Shares subject to this Option may be purchased by you beginning on the second anniversary of the date of this Option Agreement; and

                                    iv)     the balance of the total number of
         Shares subject to this Option may be purchased by you beginning on the third anniversary of the date of this Option Agreement;

provided, however, that to the extent Executive dies during any such twelve-month period referred to above, any unvested portion of the Option shall vest prorata for the number of full months Executive was employed during such twelve-month period in which his death occurs.

                  2. Termination of Options. The unexercised portion of the Option granted herein will automatically and without notice terminate and become null and void upon the earliest to occur of the following:

                           (a)      on the Expiration Date;




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                           (b)      the date of termination of your
employment if your employment is terminated by you other than for Good Reason (as defined in the Employment Agreement) or is terminated by the Company for Cause (as defined in the Employment Agreement);

                           (c)      the expiration of 90 days after the date
of termination by the Company of your employment other than for Cause or the termination by you of your employment for Good Reason, during which period the Option will be exercisable only to the extent that it had been exercisable immediately prior to the termination of your employment;

                           (d)      the expiration of one (1) year after
your death if your death occurs during your employment, during which period the Option will be exercisable only to the extent that it had been exercisable immediately prior to and as a result of your death; or

                           (e)  the expiration of 90 days after
termination of your employment as a result of your Total Disability (as defined in the Employment Agreement), during which period the Option will be exercisable only to the extent that it would have been exercisable immediately prior to your termination of Employment.

                  3. Non-transferability of Options. The Option is not transferable by you otherwise than by will or the laws of descent and distribution or to a trust exclusively for the benefit of members of your family, and are exercisable, during your lifetime, only by you or the trustee of any such trust to which you shall have transferred the Option. The Option may not be assigned, transferred (except by will or the laws of descent and distribution or to such a trust), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

                  4. Exercise of the Option.

                           (a)      Purchase of Shares.  Any exercise of the
Option shall be in writing addressed to the Secretary of the Company at the principal place of business of the Company,



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shall be substantially in the form attached hereto as Exhibit B and shall be accompanied by a certified or bank cashier's check to the order of the Company in the full amount of the purchase price of the Shares so purchased.

                           (b)      Legends.  If the Company, in its sole
discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the Shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

                           (c)      Investment Intent.  You hereby covenant
and agree with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the Shares subject to the Option, (i) that you will represent that you are purchasing the Shares for your own account and not with a view to the resale or distribution thereof and (ii) that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, you shall, if requested by the Company, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption.

                           (d)      The exercise of the Option after
termination of your employment with the Company shall be subject to satisfaction of the conditions precedent that you neither (i) compete with, or take other employment with or render services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conduct yourself in a manner adversely affecting the Company, as determined in good faith by the Company's Board of Directors.

                  5.  Adjustment Provisions; Change in Control.




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                           (a)  If there shall be any change in the
Shares, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to all holders of Shares, an adjustment shall be made to the Option such that the Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to the Option had it been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of your rights hereunder, the Company will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued with respect to the Option hereunder, the number and kind of shares subject to the Option, the exercise price applicable to the Option, and the Market Value (as hereinafter defined) of the Shares and other value determinations applicable to the Option. Appropriate adjustments may also be made by the Company in the terms of the Option to reflect such changes or distributions and to modify any other terms of the Option on an equitable basis. In addition, the Company is authorized to make adjustments to the terms and conditions of the Option, in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

                           (b)  Notwithstanding any other provision
hereunder, if there is a "Change in Control" (as hereinafter defined) of the Company, the Option shall immediately become exercisable. For purposes of this
Section 7(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                                    (i) The consummation of a direct or
indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a subsidiary of the Company;

                                    (ii)  The replacement of a majority of
the Board of Directors of the Company and such replacement



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shall not have been approved by a majority of the directors on the Board of
Directors at such time; or

                                    (iii) A Group of Persons (other than
Greenmarine Holdings LLC, one or more of its members or any affiliate (as defined in the Exchange Act) of any such member) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing more than 50% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors.

                  Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of Greenmarine Holdings LLC shall not, by themselves, constitute a Change in Control of the Company, and (B) any event listed in clauses (i) through (iii) above that the Board of Directors determines in good faith not to be a Change in Control of the Company, shall not constitute a Change in Control of the Company.

                  The Company, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, the Option shall terminate within a specified number of days after notice to you, and you shall receive, with respect to each Share subject to the Option, an amount equal to the excess, if any, of the Market Value of such Shares immediately prior to the occurrence of such Change in Control over the exercise price per share of the Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Company, in its discretion, shall determine.

                           (c)      "Market Value" shall mean the fair
market value of the Shares determined in good faith by the Board of Directors of the Company, provided that in the event Shares shall be traded on a national stock exchange or a public market shall exist for the Shares on a national quotation system, the fair market value for the Shares shall be the average closing price for the Shares for the 20 trading days immediately preceding the date on which Market Value is to be determined.



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                  6. Withholding Taxes. The Company may withhold or cause to be withheld from sums due or to become due to you from the Company or a subsidiary or affiliate thereof an amount necessary to satisfy its obligation (if any) to withhold taxes incurred by reason of the exercise of these Options, or may require you to reimburse the Company in such amount and may make such reimbursement a condition to the delivery of the Shares pursuant to the exercise of this Option Agreement.

                  7. Tenure. Your right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his award hereunder.

                  8. Notices. Any notice required or permitted under this Option Agreement shall be deemed to have been duly given if delivered, telecopied or mailed, certified or registered mail, return receipt requested to you, in any case, in accordance with Section 29 of the Employment Agreement.

                  9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of the this Option Agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

                  10. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of Delaware, applicable to agreements made and performed in that state.

                  11. Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

                  12. Counterparts. This Option Agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

                  13. Amendment. This Option Agreement may not be amended except by an instrument in writing making specific reference hereto signed by each of the parties hereto; provided, however, the provisions of Section 1 hereof may not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder,



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or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  Please indicate your acceptance of all the terms and conditions of this Option Agreement by signing and returning a copy hereof.

                                    Very truly yours,

                                    OUTBOARD MARINE CORPORATION


                                    By:  /s/ Gary K. Duberstein
                                       Name:  Gary K. Dubertstein
                                       Title: Vice Chairman of the Board



ACCEPTED as of the date and year first written above:


  /s/ Andrew Hines
Andrew Hines




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                                    Exhibit A

                              Employment Agreement


                                 (see attached)



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                                    Exhibit B

                                 Exercise Letter

                                                                       [Date]

Outboard Marine Corporation
100 Sea Horse Drive
Waukegan, Illinois  60085


Attention:  Corporation Secretary

         Re:      Nonqualified Stock Option Granted
                  Pursuant to Employment Agreement

Dear Sir:

                  I am the holder of a Nonqualified Stock Option granted to me pursuant to the above-referenced Employment Agreement, dated as October 6, 1997, between Outboard Marine Corporation (the "Company") and me to purchase 180,000 shares of common stock of the Company ("Shares") at a price of $18.00 per Share. I hereby exercise that option with respect to ______ Shares, the total purchase price for which is $_____________________.

                  On _______________ [a business day not more than 15 days from the date of this letter], I will present a certified check payable to the order of the Company in the amount of $____________ [and ___________ Shares (in proper form for transfer and accompanied by all requisite stock transfer stamps or cash in lieu thereof) having a fair market value equal to $______________] representing the total purchase price for the Shares. The certificate or certificates representing the Shares should be registered in my name and upon the presentation of that check [and ___________ Shares] the Shares should be [delivered to me] [forwarded to me at the address indicated below].

                  I hereby agree to pay the full amount of all withholding taxes which the Company or any subsidiary or parent corporation is required to withhold in connection with the exercise of this option and further authorize the Company, or the subsidiary or parent corporation, to withhold from any cash compensation paid to me or in my behalf an amount sufficient to discharge the Federal, State or local income or employment tax withholding obligation to



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which the Company, or the subsidiary or parent corporation, becomes subject by reason of the exercise of this option. I agree that the corporation by which I am employed may, in its discretion, hold the stock certificate to which I become entitled upon exercise of this option, as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated.

                  Please acknowledge receipt of the exercise of my stock option on the attached copy of this letter.

                                                          Very truly yours,



                                                          Andrew Hines


                                                          Address







                                                          Social Security Number


RECEIPT ACKNOWLEDGED:
OUTBOARD MARINE CORPORATION


By:
   Name:
   Title:



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